Exhibit 24

                       CUTHILL & EDDY, LLP
                   Certified Public Accountants
                   1031 W. Morse Blvd., Suite #200
                   Winter Park, Florida 32789-3750

                INDEPENDENT AUDITORS' CONSENT

As independent auditors of Corpas Investments, Inc. ("Corpas"), we hereby consent to the incorporation in the Form 10-KSB to be filed on or about January 17, 2002 of our report dated September 19, 2001, relating to the consolidated balance sheet of Corpas as of December 31, 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2000 and 1999.

/s/ Cuthill & Eddy, LLP
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Cuthill & Eddy, LLP
Winter Park, Florida
January 16, 2002